UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

Advent Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5637 La Ribera Street

Suite A

Livermore, CA 94550

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 455-9400

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADN	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $345.00	ADNWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2025, Advent Technologies Holdings, Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Hudson Global Ventures, LLC (“Hudson”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right, but not the obligation, to sell to Hudson up to $52,000,000 worth of shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), from time to time over the 24 month term of the Purchase Agreement (the “Put Shares”). Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Hudson (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the resale of the shares of the Company’s Common Stock that have been and may be issued to Hudson under the Purchase Agreement pursuant to a registration statement (the “Registration Statement”).

At any time and from time to time during the Commitment Period (as defined below), on any business day selected by the Company, the Company may direct Hudson to purchase shares of its Common Stock on such business day (or the purchase date) (the “Put Notice”). The “Commitment Period” means the period beginning on the date of the Purchase Agreement, and ending on the earlier of (i) the date on which Hudson shall have purchased a number of Put Shares under the Purchase Agreement equal to the maximum commitment amount; (ii) twenty-four (24) months after the date of the Purchase Agreement, (iii) written notice of termination by the Company to Hudson (which shall not occur at any time that Hudson holds any of the Put Shares); (iv) a registration statement filed by the Company for registration of the Put Shares is no longer effective after its initial effective date; or (v) the date that, pursuant to or within the meaning of applicable bankruptcy law, the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

The purchase price per share for each purchase of shares subject to each Put Notice will be equal to the lesser of (a) 84% of the closing price of the Common Stock on Nasdaq on the trading day immediately preceding the date of the Put Notice; and (b) 84% of the lowest closing price of the Common Stock on Nasdaq on any trading day during the period beginning on the date of the Put Notice and continuing through the date that is three (3) trading days immediately following the clearing date associated with the Put Notice (such period, the “Valuation Period”), as reported on Quotestream or other reputable source designated by Hudson, subject to adjustment as provided in the Purchase Agreement.

Under applicable rules of Nasdaq, in no event may the Company issue or sell to Hudson under the Purchase Agreement shares of its Common Stock in excess of 534,031 shares, which is equal to 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, or the Exchange Cap, unless the Company obtains (in its sole discretion) stockholder approval to issue shares of its Common Stock in excess of the Exchange Cap. In any event, the Purchase Agreement specifically provides that the Company may not issue or sell any shares of its Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq.

Hudson represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied, which conditions include but not limited to an effective registration statement on file with the Securities and Exchange Commission for the resale of the Put Shares, the accuracy of the Company’s representations and warranties pursuant to the Purchase Agreement, and the receipt by Hudson of customary certificates and closing documents. The Purchase Agreement may be terminated by the Company at any time by written notice to Hudson, except during any Valuation Period or at any time that Hudson holds any Put Shares.

Pursuant to the terms of the Purchase Agreement, during the period beginning on the date of the Purchase Agreement and continuing until the later of (i) 12 months from the date of the Purchase Agreement or (ii) the date that the Purchase Agreement is no longer in effect, the Company has agreed that it will not, without Hudson’s prior written consent, enter into any other “Equity Line of Credit,” and that, for so long as the Purchase Agreement is in effect, the Company will not enter into any “Variable Rate Transaction” without Hudson’s prior written consent.

“Equity Line of Credit” is defined as any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula.

“Variable Rate Transaction” is defined as a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) issues securities at a future determined price, provided, however, that an Equity Line of Credit shall not be deemed to be a Variable Rate Transaction.

The Company may deliver purchase notices under the Purchase Agreement, subject to market conditions, and in light of the Company’s capital needs, from time to time and under the limitations contained in the Purchase Agreement. The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to Hudson. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes at the Company’s sole discretion.

The Company has agreed to file with the Securities and Exchange Commission, or the SEC, as soon as practicable, and in any event within 45 business days of the date of the Purchase Agreement, the Registration Statement covering the resale of the Put Shares in accordance with the terms of the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 3.02	Unregistered Sale of Equity Securities.

Item 1.01 is incorporated by reference herein. As described in Item 1.01, under the terms of the Purchase Agreement, the Company issued Commitment Shares and may issue additional shares of Common Stock to Hudson, which issuances are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of August 14, 2025, by and between the Company and Hudson
10.2	Registration Rights Agreement, dated as of August 14, 2025, by and between the Company and Hudson
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2025

Advent Technologies Holdings, Inc.

By:	/s/ Gary Herman
Name:	Gary Herman
Title:	Chief Executive Officer

3